                              AMENDED AND RESTATED

                                MASTER AGREEMENT

                                      AMONG

                    T. ROWE PRICE INVESTMENT SERVICES, INC.,

                         T. ROWE PRICE ASSOCIATES, INC.,

                                       AND

                      FIRST SECURITY BENEFIT LIFE INSURANCE

                         AND ANNUITY COMPANY OF NEW YORK

    THIS AGREEMENT is made as of the 11th day of October, 1995, amended and restated as of May 1, 1998, by and among T. ROWE PRICE INVESTMENT SERVICES, INC. ("INVESTMENT SERVICES"), T. ROWE PRICE ASSOCIATES, INC. ("PRICE ASSOCIATES"), both Maryland corporations with principal offices at 100 East Pratt Street, Baltimore, Maryland 21202, and FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK ("SECURITY BENEFIT"), a New York insurance company with principal offices at 70 West Red Oak Lane, Fourth Floor, White Plans, New York 10604.

                                   WITNESSETH:

    WHEREAS, Security Benefit is a stock life insurance and annuity company authorized to conduct an insurance business in the State of New York;

    WHEREAS, Security Benefit issues, among other things, variable insurance products;

    WHEREAS, Investment Services markets various investment products;

    WHEREAS, Price Associates is the parent company of Investment Services;

    WHEREAS, the parties are desirous of entering into a relationship whereby Investment Services will market and distribute a variable annuity product to be issued by Security Benefit;

    WHEREAS, this Agreement is intended to serve as the framework for setting forth certain rights, responsibilities and obligations of the parties;

    WHEREAS, at or about the same time as entering into this Agreement, Security Benefit will enter into a Distribution Agreement with Investment Services, a Participation Agreement with Investment Services and the Funds, and an Insurance Agency Agreement ("AGENCY AGREEMENT") with T. Rowe Price Insurance Agency, Inc. ("AGENCY"); and

    WHEREAS, this Agreement together with the Distribution Agreement, the Participation Agreement, and the Agency Agreement are intended to serve as the framework for setting forth the various rights, responsibilities and obligations of the parties vis-a-vis one another with respect to the overall relationship;

    NOW THEREFORE, it is agreed as follows:

                                    ARTICLE 1

                             ADDITIONAL DEFINITIONS

    1.1 AFFILIATE -- With respect to a party, any person controlling, controlled by, or under common control with, such party, but shall not include a Fund or Fund Series.

    1.2 CONTRACTS -- The variable annuity products developed by the parties in accordance with Article 2, which shall consist of the variable annuity products identified on SCHEDULE 1 to this Agreement as of the Effective Date and any class of variable insurance products that may be added to SCHEDULE 1 from time to time in accordance with Article 2 of this Agreement. For this purpose and under this Agreement generally, the phrase a "class of Contracts" shall mean those Contracts: (i) issued by Security Benefit on the same contract form (but allowing for state variations) with the same benefits, features and charges distinguishing such class and reflected on the schedule pages included therein;
(ii) providing for investment in the same Subaccounts which in turn invest in the same Funds; and (iii) covered by the same Registration Statement.

    1.3  DISTRIBUTOR  -- The  same  meaning  as  provided  in  the  Distribution
Agreement.

    1.4 EFFECTIVE DATE -- The date as of which this Agreement is executed.


    1.5 FUND AND FUND SERIES -- An investment company or series thereof serving as a funding medium for the Contracts or a class thereof, which shall include those Funds and Fund Series named on SCHEDULE 2 to this Agreement as of the Effective Date, and any other investment company or series thereof that may be added to SCHEDULE 2 from time to time in accordance with Article 2 of this Agreement.

    1.6 GENERAL ACCOUNT -- The assets of Security Benefit other than those allocated to a separate account.

    1.7 ICA-40 -- The federal Investment Company Act of 1940, as amended.

    1.8 INSURANCE COMMISSION -- The appropriate agency charged with regulating insurance activities in New York State.

    1.9 PROSPECTUS -- Unless the context otherwise requires, the prospectus and statement of additional information, if any, included in a Registration Statement or the definitive form thereof for any class of Contracts, including any supplement thereto, as filed with the SEC under SA-33.

    1.10 REGISTRATION STATEMENT -- Unless the context otherwise requires, a registration statement or amendment thereto for a class of Contracts filed with the SEC under SA-33.

    1.11 RELATED AGREEMENT(S) -- The Distribution Agreement, the Participation Agreement, and the Agency Agreement including the schedules to each, as such Agreements and schedules may be amended from time to time.

    1.12 SA-33 -- The Securities Act of 1933, as amended.

    1.13 SEC -- The Securities and Exchange Commission.

    1.14 SECURITIES COMMISSION -- The appropriate agency charged with regulating securities activities in New York State, but not the SEC.

    1.15 SEPARATE ACCOUNT -- Each separate account of Security Benefit supporting a class of Contracts, which shall consist of the separate accounts named or otherwise identified on SCHEDULE 3 to this Agreement as of the Effective Date, and any other separate account of Security Benefit that may be added to SCHEDULE 3 from time to time in accordance with Article 2 of this Agreement.

    1.16 SUBACCOUNT -- A sub-division of the Separate Account available under a class of Contracts, which shall include those subaccounts named or otherwise identified on SCHEDULE 3 to this Agreement as of the Effective Date, and any other subaccount that may be added to SCHEDULE 3 from time to time in accordance with Article 2 of this Agreement.

                                    ARTICLE 2

                     PRODUCT DESIGN AND PRODUCT DEVELOPMENT

    2.1 SCOPE. The parties intend that this Agreement shall govern certain aspects of their relationship with respect to the development, administration and offering of one or more classes of Contracts, to be marketed and distributed by Investment Services or other Distributors and to be issued, underwritten and administered by Security Benefit. Nothing contained in this Agreement creates the relationship of employer-employee, joint venture, partnership or association between Security Benefit on the one hand and Investment Services and Price Associates on the other hand.

    2.2 EXCLUSIVITY.

        (a) Until May 1, 1999, neither Security Benefit, nor an Affiliate thereof, shall commence, proceed with or finalize discussions or negotiations with any mutual fund or brokerage complex, or any Affiliate thereof, set forth on SCHEDULE 4 (the "SCHEDULE 4 COMPANIES") regarding the development, registration or distribution of any variable annuity or variable life insurance product without the prior written consent of Investment Services. Until May 1, 1999, neither Investment Services nor any Affiliate thereof shall commence, proceed with or finalize any discussions or negotiations with any insurance company which is not Security Benefit or an Affiliate thereof regarding the development, registration or distribution in New York of any variable annuity product without the prior written consent of Security Benefit. Until October 1, 2004, neither Investment Services nor any Affiliate thereof shall commence, proceed with, or finalize any discussion or negotiations with any insurance company which is not Security Benefit or an Affiliate thereof regarding the development, registration or distribution of any immediate variable annuity product without the prior written consent of Security Benefit. Until October 1, 2003, neither Security Benefit, nor any Affiliate thereof, shall commence, proceed with, or finalize negotiations or discussions with any of the
    Schedule 4 Companies regarding the development, registration or distribution of any immediate variable annuity product without the prior written consent of Investment Services. In the event that, prior to May 1, 1999, Investment Services determines to enter into an agreement for the development, registration or distribution in New York of any variable life insurance product for distribution by Investment Services, Investment Services will consider Security Benefit, or an Affiliate thereof, for such product; provided that Investment Services shall not be prohibited from entering into such an agreement with any other party.

        (b) Nothing in this Agreement shall prohibit:

            (i) Funds managed by Price Associates or Rowe Price-Fleming International, Inc. ("ROWE PRICE-FLEMING") or their respective Affiliates from entering into agreements with insurance companies other than Security Benefit to act as investment vehicles for such companies' separate accounts; or

            (ii) Price Associates, Rowe Price-Fleming or their respective Affiliates from providing investment advisory services to insurance companies other than Security Benefit, as a sub-adviser or otherwise, with respect to such companies' variable insurance products; or

            (iii) Security Benefit, or an Affiliate thereof, from entering into a participation agreement with a fund established or operated by a Schedule 4 Company, to act as a funding vehicle for a variable insurance product established or operated by Security Benefit, or an Affiliate thereof, provided that such variable insurance product is marketed and/or distributed by Security Benefit or an Affiliate thereof; or

            (iv) Security Benefit, or an Affiliate thereof, from entering into an agreement with a Schedule 4 Company for the provision of investment advisory services to an underlying investment vehicle of a variable insurance product established or operated by Security Benefit or an Affiliate thereof, provided that such variable insurance product is marketed and/or distributed by Security Benefit, or an Affiliate thereof.

    2.3 PRODUCT DESIGN. The first class of Contracts shall contain the features indicated in SCHEDULE 5 and Sections 2.5 and 2.6, provided that such features are not inconsistent with the features described in the initial Registration Statement filed with the SEC and declared effective on or prior to the Effective Date and as provided in the Contract filed as an exhibit thereto. Security Benefit and Investment Services shall consult in good faith with each other in connection with the development of any subsequent class of Contract with respect to the parameters set forth in Sections 2.5 and 2.6, and the desired features and benefits for each class of Contracts. The features and benefits may include, among others:

        (a) minimum and maximum initial and subsequent premium payments and premium payment plans;

        (b) premium payment allocations, including limits thereon;

        (c) transfers among Subaccounts, including transfers made in connection with various asset rebalancing and dollar cost averaging programs, and limits thereon and charges therefor;

        (d) full and partial withdrawals, including limits and charges thereon;

        (e) minimum guaranteed death benefits;

        (f) annuity options and modes, including any such options or modes that Security Benefit has available, and partial annuitization;

        (g) overall   limits  on  charges  and  expenses,   and  any  limits  on
            allocations thereof to subaccounts;

        (h) funding media underlying the Subaccounts; and

        (i) availability of a General Account option and terms and conditions thereof.

        (j) a liquidity feature for the withdrawal of contract value; and

        (k) a minimum guarantee to the level of annuity payments.

    Security Benefit shall be responsible for creating one or more Contract forms, as appropriate for the states or jurisdictions agreed upon for the marketing of the Contracts.

    2.4 GEOGRAPHIC SCOPE OF MARKETING. Unless otherwise agreed in writing, Security Benefit shall use its best efforts to make the Contracts available for issuance in the State of New York. Security Benefit, recognizing the business needs of Investment Services, will use its best efforts, as appropriate, to make the Contracts available as promptly as practicable in New York. It is understood that Security Benefit will make all reasonable efforts to have the first class of Contracts approved, filed or otherwise cleared in New York so that the Contracts can be offered no later than the third quarter of 1995.

    2.5 SPECIFIC PARAMETERS. The specific parameters to be reflected in the first class of Contracts and to be considered in the development of any subsequent class of Contracts include the following:

        (A) PREMIUM TAX. Assessments of a premium tax against a Contract only upon annuitization, surrender or death, and not against premium payments when accepted by Security Benefit; except that Security Benefit may reserve the right to deduct premium taxes at any time;

        (B) RESERVATION OF RIGHTS. That any right to restrict, terminate, or otherwise limit transfer, premium payment allocation, or partial withdrawal privileges, or to impose charges therefor, to deduct premium tax assessments, or to impose or increase other expenses or charges related to such Contracts and reserved by Security Benefit may not be exercised without the written consent of Investment Services and without first having made appropriate modifications to applicable Contract forms, Registration Statements and Prospectuses;

        (C) ANNUITY OPTIONS. The annuity options available shall be similar in kind and number to those offered by competitors and include any annuity options that Security Benefit or its Affiliates have available, and any change or amendment to the assumed interest rate used in connection with such annuity options from that used in the first class of Contracts may be made only with the written consent of Investment Services; and

        (D) GENERAL ACCOUNT. The General Account option shall be designed and offered in a manner that will qualify the interests therein for the exclusion provided by Section 3(a)(8) of SA-33. The General Account option shall offer rates of interest determined, under normal circumstances, in accordance with Security Benefit's normal interest rate crediting procedures set forth in SCHEDULE 6 to this Agreement. Security Benefit shall consult with Investment Services in advance with respect to the General Account's current interest rates to be declared, and the views of Investment Services shall be reasonably considered in the establishment of such rates; provided that the determination of the current rate to be credited shall be made by Security Benefit. Security Benefit and Investment Services have determined to use interest rate crediting procedures that maintain sufficient liquidity in the General Account to allow exchanges from such Account to any Subaccount pursuant to the dollar cost averaging and asset rebalancing options. Security Benefit and Investment Services agree that in the event that short-term rates fall to a level such that it is difficult to maintain the contractually guaranteed minimum interest rate of three (3) percent that must be credited on the General Account, the parties hereto shall in good faith enter into discussions with a view to changing the interest rate crediting procedures, or taking other steps to allow Security Benefit to support the contractually guaranteed interest rate, which steps may include requiring the dollar cost averaging from the General Account be implemented over a minimum period of time in excess of the one-year period currently required.

    2.6 SECTION 403(B) PLANS. Security Benefit has informed Investment Services of its profitability concerns if the Contracts are used to fund plans under
Section 403(b) of the Internal Revenue Code of 1986, as amended ("403(b) Plans"). As a result, Security Benefit reserves the right to cease offering the first class of Contracts in connection with 403(b) Plans and to create a separate contract for 403(b) Plans with different specifications than those of the Contracts. Security Benefit shall consult with Investment Services prior to creating such separate contracts and take such action only after obtaining Investment Services' written consent, which shall not be unreasonably withheld. Once such separate contracts are available, Investment Services will no longer offer the first class of Contracts to fund 403(b) Plans; provided, however, that 403(b) Plans to which the Contracts have been offered prior to the creation of such separate contracts may continue to offer the Contracts. Security Benefit shall assist Investment Services in understanding its approach to marketing, administering and processing 403(b) Plans.

    2.7 CHANGES IN OR RELATING TO A CONTRACT FORM. After the initial Registration Statement for a class of Contracts has been declared effective by the SEC, the parties from time to time may mutually agree upon a material change in the terms and provisions of a Contract form(s) for such class or an amendment or rider to such Contract form(s). Except to the extent necessary to comply with applicable laws, rules, regulations or orders, or to accommodate the termination of a Fund or Fund Series pursuant to a decision of that Fund's management, Security Benefit shall not change unilaterally in any material respect the terms and provisions of a Contract form for a class of Contracts, including, but not limited to, a change in the variable information included in schedule pages distinguishing such class of Contracts, or a change in the Separate Account or Subaccounts thereof designated to support such Contract or any Fund or other funding media underlying any Subaccount, or make any amendment or rider to such Contract form whatsoever, without first obtaining Investment Services' written consent thereto, which shall not be unreasonably withheld. Any such change agreed upon or consented to in accordance with this Section shall be reflected on the Schedules to this Agreement, to the extent appropriate, in accordance with the provisions of Section 2.9.

    2.8 CHANGES RELATING TO OUTSTANDING CONTRACTS OR RELATED SEPARATE ACCOUNTS, SUBACCOUNTS AND FUNDS. After a Contract has been issued and is outstanding, Security Benefit shall not make any material change unilaterally to such Contract or the class of Contracts including such Contract or to the Separate Account or Subaccounts supporting such Contract or class, including, but not limited to, reinsuring such Contract or such class with another insurer, transferring a Separate Account or Subaccount to another insurer, substituting a Fund or Fund Series or terminating investment therein, or adding new funding media, without first giving Investment Services the opportunity to review such change and obtaining Investment Services' written consent thereto, which shall not be unreasonably withheld, except to the extent necessary to comply with applicable laws, rules, regulations or orders, or to accommodate the termination of a Fund or Fund Series pursuant to a decision of that Fund's management. Notwithstanding the above, Security Benefit will not substitute a Fund or Fund Series or terminate investment therein without the consent of Investment Services and Price Associates unless it is necessary for the best interests of Contract owners in all states in which the Contracts are held, the continuation of such option would cause undue risk to Security Benefit, and Investment Services and Price Associates shall have received an opinion from counsel, acceptable to them, that the substitution or termination is in the best interests of Contract owners in all states in which the Contracts are held and the continuation of such option would cause undue risk to Security Benefit. Any such change implemented in accordance with this Section shall be reflected on the Schedules to this Agreement, to the extent appropriate, in accordance with the provisions of Section 2.9.

    2.9 SCHEDULES. The Schedules as in effect on the Effective Date provide particular information concerning the class of Contracts agreed upon as of such Date. . When the parties agree upon the features and benefits of another class of Contracts, the parties shall execute an additional Schedule 5 to this Agreement which shall be the proposed specifications reflecting the minimum requirements for such Contracts. When the parties agree upon any change to any class of Contracts pursuant to Section 2.7 or 2.8, the Schedules may be amended and updated and signed by parties to reflect such changes, to the extent appropriate. The provisions of this Agreement shall be equally applicable to each such added class of Contracts, Separate Account(s) and Subaccounts supporting such Contracts and Funds and Fund Series, unless the context otherwise requires. With respect to SCHEDULE 7, Security Benefit shall update such Schedule promptly or otherwise notify Investment Services in writing of any changes to such Schedule.

                                    ARTICLE 3

                  REGISTRATION, DISTRIBUTION AND ADMINISTRATION

                                OF THE CONTRACTS

    3.1 REGISTRATION, FILINGS AND APPROVALS RELATING TO THE CONTRACTS.

        (a) Security Benefit shall be solely responsible for developing and preparing all necessary Contract forms and related applications, Registration Statements, Prospectuses and other documents in the usual form, and for establishing the appropriate Separate Accounts and Subaccounts to support the Contracts and invest in the designated Funds. Security Benefit may establish more than one Separate Account for this purpose; however, no variable insurance products other than the Contracts shall be issued through a Separate Account, nor shall the Funds be made available to any other variable insurance products issued by Security Benefit, if any, without Investment Services' prior written consent. Each Separate Account shall be established in accordance with applicable state law.

        (b) Security Benefit shall be responsible for filing all such Contract forms, applications, Registration Statements, Prospectuses, exemptive applications relating to the Contract features, and other documents with the SEC and applicable Securities Commissions.

        (c) Security Benefit shall be responsible for filing all such Contract forms, applications and other documents relating to the Contracts and/or the Separate Accounts, as required or customary, with Insurance Commissions. Security Benefit shall be responsible for one year from the effective date of this Agreement for informing Investment Services of any states or jurisdictions requiring the registration of a Fund or Fund Series with a regulatory body of such state or jurisdiction.

        (d) Security Benefit shall be responsible for filing amendments to such Contract forms, applications, Registration Statements, Prospectuses and other documents to the extent appropriate or required by applicable law.

    3.2 REGISTRATIONS, FILINGS AND APPROVALS RELATING TO THE FUNDS

        (a) Investment Services shall be responsible for establishing any Fund or Fund Series selected as a funding medium for a class of Contracts, to the extent such Fund or Fund Series is not otherwise established or maintained by another person.

        (b) With  respect  to each  Fund or Fund  Series  for  which  Investment
    Services is responsible pursuant to paragraph (a) hereof, Investment Services shall be responsible for filing all initial registration statements, applications, prospectuses and other documents for the Fund and its shares with the SEC and Securities Commission, it being understood that, once a Fund has been established and has begun to offer its shares to investors, such Fund shall thereafter be responsible for its own operations and compliance with applicable requirements.

    3.3 DISTRIBUTION. The Contracts shall be distributed solely through Investment Services, any Affiliate thereof, or a Distributor, pursuant to the Distribution Agreement. Investment Services and its Affiliates shall develop, implement and manage the marketing programs for the Contracts, including, but not limited to, the operation of the Investment Services telesales center(s).

    3.4 AGENT LICENSING.

        (a) Licensing of insurance agents to solicit applications for the Contracts shall be governed by the Agency Agreement.

        (b) Security Benefit shall be responsible for compliance with applicable insurance laws governing agent appointment of all persons including persons associated with Investment Services or an Affiliate thereof, or a Distributor, engaged in the sale or solicitation of the Contracts. Security Benefit shall provide such persons with an Agent and Administration Manual ("MANUAL"), substantially in the form attached hereto as EXHIBIT A. Security Benefit shall inform Investment Services of any applicable insurance rules and regulations of which it becomes aware and which it has reason to believe Investment Services is not aware.

    3.5 CONTRACT AND SEPARATE ACCOUNT ADMINISTRATION

        (a) Security Benefit shall be responsible for the insurance underwriting, issuance, service, and administration of the Contracts and for the administration of the Separate Accounts, including, without limitation, maintenance of a toll-free telephone service center, such function to be performed in all respects at a level commensurate with those standards prevailing in the variable insurance industry. Security Benefit has developed procedures for performing such underwriting, issuing, servicing and administrative functions, which procedures are set forth in the Manual. Security Benefit shall not materially amend or supplement the Manual or adopt or implement any other administrative rules, procedures or systems without first giving Investment Services an opportunity to review any such material and obtaining Investment Services' written consent.

        (b) Nothing in this Section 3.5 shall relieve Security Benefit of its duty, or otherwise diminish such duty, to perform its obligations under this Agreement, nor shall this Section relieve Security Benefit of its liabilities, or otherwise diminish such liabilities, for its failure to perform its obligations under this Agreement.

                                    ARTICLE 4

                            COMPENSATION AND EXPENSES

    4.1 COMPENSATION FOR SECURITY BENEFIT. Unless the parties otherwise agree in writing, the sole source of compensation for Security Benefit for carrying out its responsibilities and obligations assumed under this Agreement or the Related Agreements shall be the revenues derived from the charges deducted in connection with the Contracts.

    4.2 COMPENSATION FOR INVESTMENT SERVICES Unless the parties otherwise agree in writing, Investment Services shall receive no compensation for carrying out its responsibilities and obligations assumed under this Agreement.

    4.3 COMPENSATION FOR INVESTMENT ADVISORY SERVICES. Price Associates and/or Rowe Price-Fleming have executed investment management agreements with the Funds specified on SCHEDULE 2 as of the Effective Date. Security Benefit, other than as a shareholder, bears no responsibility in any respect for payment of investment advisory services to the Funds.

    4.4 COMPENSATION FOR AGENCY, INC. Agency, an affiliate of Investment Services, shall enter into an Agency Agreement with Security Benefit and shall receive the compensation provided for therein, if any, subject to any amendment to such agreement mutually agreed to by the parties thereto.

    4.5 COMPENSATION FOR THE DISTRIBUTORS. Investment Services may enter into sales agreements with Distributors under the terms specified in the Distribution Agreement. Investment Services and the Agency shall be solely responsible for the payment of compensation to the Distributors, if any, for solicitation activities relating to the Contracts.

    4.6 SEEDING OF FUNDS AND FUND SERIES. Investment Services or an Affiliate thereof shall be responsible for providing seed capital for any Fund or Fund Series for whose establishment it is responsible under Section 3.2(a).

    4.7 OTHER INVESTMENT VEHICLES OF SEPARATE ACCOUNTS OF SECURITY BENEFIT. In the event that Security Benefit or an Affiliate thereof is seeking an unaffiliated investment manager for any mutual funds serving as investment vehicles for other separate accounts established and operated by Security Benefit or such Affiliate, Security Benefit will consider the appointment of Price Associates or Rowe Price-Fleming, or an Affiliate of the foregoing, as a sub-adviser for such funds, or, in the alternative, to enter into a participation agreement with a fund managed by any of the foregoing; provided that Security Benefit believes, in its sole discretion, that Price Associates or Rowe Price-Fleming meets the criteria and standards, including marketing standards, that the Company employs for selecting investment managers for such mutual funds, and provided further that Security Benefit shall not be prohibited from providing such recommendation of, or entering into an agreement with, any other party.

    4.8  EXPENSES.  Except  as  otherwise  provided  herein  and in the  Related
Agreements, or in SCHEDULE 7 to this Agreement, each party shall bear the expenses it incurs in carrying out its responsibilities and obligations assumed under this Agreement or the Related Agreements.

                                    ARTICLE 5

                   ADDITIONAL RESPONSIBILITIES AND OBLIGATIONS

    5.1 RESOURCES. Security Benefit and Investment Services shall each allocate sufficient technical support, human resources and all other resources reasonably necessary to carry out their respective responsibilities and obligations assumed under this Agreement and the related Agreements in a timely manner.

    5.2 DUE DILIGENCE. Each party shall provide the other parties access to such of its records, officers and employees at reasonable times as is necessary to enable the parties to fulfill their obligations under this Agreement and any Related Agreements and applicable law.

    5.3 EXCHANGES AND REPLACEMENTS.

        (A) SECURITY BENEFIT. During the term of this Agreement and subject to Sections 9.1 and 9.3 hereof, neither Security Benefit nor any of its Affiliates shall knowingly induce or cause, or attempt to induce or cause, directly or indirectly, any Contract owner to lapse, terminate, surrender, exchange or cancel his or her Contract, or to cease or discontinue making premium payments thereunder except where such act or attempt to cause a lapse, termination, surrender, exchange or cancellation is in response to an enactment of federal or state legislation, order or decision of any court or regulatory body, administrative agency, or any other governmental instrumentality, a change in circumstances which makes the Contracts or insurance contracts of that type (E.G., annuity contracts or life insurance policies) an unsuitable investment for existing Contract owners, or is in response to any event or occurrence which results or is likely to result in material adverse publicity pertaining to any party to this Agreement.

        (B) INVESTMENT SERVICES. Unless the parties otherwise agree in writing, during the term of this Agreement and subject to Sections 9.1 and 9.2 hereof, neither Investment Services nor any of its Affiliates shall execute a program to induce or cause, or attempt to induce or cause, directly or indirectly, all or substantially all Contract owners of a class of Contracts to lapse, terminate, surrender, exchange or cancel their Contracts, or to cease or discontinue making premium payments thereunder except where such lapse, termination, surrender, exchange or cancellation is in response to an enactment of federal or state legislation, order or decision of any court or regulatory body, administrative agency, or any other governmental instrumentality, a change in circumstances which makes the contracts or insurance contracts of that type (E.G., annuity contracts of life insurance policies) an unsuitable investment for existing Contract owners, is in response to any event or occurrence which results or is likely to result in material adverse publicity pertaining to any party to this Agreement, or is in response to normal marketing activities or practices of Investment Services or its Affiliates.

        (C) COMPLIANCE. Insurer shall be responsible for obtaining from owners of the Contracts any replacement forms required by the insurance laws of various states. Insurer will notify Investment services promptly of any material changes in the required replacement forms. Insurer will maintain in accordance with the recordkeeping requirements of the New York Insurance Department any replacement forms received in connection with the Contracts.

    5.4 SERVICE AND QUALITY STANDARDS. Security Benefit and Investment Services have agreed to implement certain additional service and quality standards as set forth in EXHIBIT B, which may be amended from time to time.

                                    ARTICLE 6

                               PROPRIETARY MATTERS

    6.1 TRADEMARKS

        (A) T. ROWE PRICE LICENSED MARKS. Investment Services is a wholly owned subsidiary of Price Associates, which acts as the investment adviser to a number of registered investment companies (such investment companies, Investment Services, Rowe Price-Fleming and Price Associates being referred to herein as the "T. Rowe Price Family"). Investment Services acts as principal underwriter for each registered investment company in the T. Rowe Price Family, including T. Rowe Price Equity Series, Inc., T. Rowe Price International Series, Inc. and T. Rowe Price Fixed Income Series, Inc., the underlying investment media for the Contracts. Entities in the T. Rowe Price Family own all right, title and interest in and to the names, trademarks and service marks "T. Rowe Price," "Invest with Confidence," "Tele Access," "T. Rowe Price Variable Annuity Analyzer," "Variable Annuity Analyzer," and the "Bighorn Sheep" logo in the style shown in EXHIBIT C attached hereto, and any other names, trademarks, service marks or logos later specified by Investment Services or Price Associates (the "T. ROWE PRICE LICENSED MARKS" or the "LICENSOR'S LICENSED marks"). Entities within the T. Rowe Price Family use the T. Rowe Price licensed marks pursuant to various agreements with one another. Investment Services and Price Associates hereby grant to Security Benefit a non-exclusive license to use the T. Rowe Price licensed marks in connection with its performance of the services contemplated under this Agreement and the Related Agreements, subject to the terms and conditions set forth in paragraph (c) hereof.

        (B) SECURITY BENEFIT LICENSED MARKS. Security Benefit or its Affiliates are the owners of all right, title and interest in and to the name, trademark and service mark "Security Benefit" used in connection with the sale and promotion of financial and insurance products and any other names, trademarks, service marks or logos later specified by Security Benefit (the "SECURITY BENEFIT LICENSED MARKS" or the "LICENSOR'S LICENSED MARKS"). Security Benefit hereby grants to Investment Services, Price Associates and their Affiliates a non-exclusive license to use the Security Benefit licensed marks in connection with their performance of the services contemplated by this Agreement and the Related Agreements, subject to the terms and conditions set forth in paragraph (c) hereof.

        (C) TERMS AND CONDITIONS

            (I) TERM. The grant of license by Investment Services and Security Benefit (each, a "LICENSOR") to the other and Affiliates thereof (the "LICENSEES") shall terminate automatically when the Contracts shall cease to be outstanding or invested in a Fund or Fund Series or sooner upon termination by the licensor, unless otherwise agreed in writing by the parties. Upon automatic termination, every licensee shall cease to use a licensor's licensed marks. Upon Investment Services' termination of the grant of license, Security Benefit shall immediately cease to issue new annuity contracts or life insurance contracts or service existing Contracts under any of the Investment Services licensed marks, and shall likewise cease any activity which suggests that it has any right under any of the Investment Services licensed marks or that it has any association with Investment Services or an Affiliate thereof in connection with any such contracts. Similarly, upon Security Benefit's termination of the grant of license, Investment Services shall immediately cease to distribute new annuity contracts or life insurance contracts or promotional, sales or advertising material relating to any such contract under the Security Benefit licensed marks and shall likewise cease any activity which suggests that it has any right under the Security Benefit licensed marks or that it has any association with Security Benefit or an Affiliate thereof in connection with any such contracts.

            (II) PRE-RELEASE APPROVAL OF TRADEMARK-BEARING MATERIALS. In addition to any pre-release approvals that may be required under a Related Agreement or a participation agreement, a licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licensor's licensed marks. Such material shall include, but not be limited to, samples of each Contract form and application, form correspondence with Contract owners, Contract owner reports and any other materials that bear any of the licensor's licensed marks.

            (III) RECALL. During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider, or which were not previously approved in the manner set forth above. If, on reconsideration or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

            (IV) ACKNOWLEDGEMENT OF OWNERSHIP. Each licensee hereunder: (1) acknowledges and stipulates that the licensor's licensed marks are valid and enforceable trademarks and/or service marks; and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (2) agrees never to contend otherwise in legal proceedings or in other circumstances; and
        (3) acknowledges and agrees that the use of the licensor's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

    6.2 OWNERSHIP OF PROPRIETARY INFORMATION; CONFIDENTIALITY.

        (A) INFORMATION AND PROSPECTS. The names, addresses and other information relating to prospects or leads for the Contracts acquired by Investment Services or its Affiliates or its agents or representatives in connection with marketing activities shall be the exclusive property of, and shall be exclusively owned by, Investment Services or its Affiliates, as the case may be. The records created and maintained by Security Benefit, or by any subcontractor on behalf of such Company, that pertain to Contract owners and the servicing and administration of the Contracts shall be the exclusive property of, and shall be exclusively owned by, Security Benefit. However, to the extent that any information may come to the attention of Security Benefit or any Affiliate thereof, or be entered into the records created or maintained by or on behalf of such Company or an Affiliate thereof, as a result of its relationship with Investment Services or an Affiliate thereof and not from an independent source, such information shall be kept confidential and shall not be used by Security Benefit or its Affiliates, or their respective agents or employees for any purpose, including but not limited to any marketing purpose, except in connection with the performance of its duties and responsibilities hereunder or under a Related Agreement or under the Contracts. In no event shall the names and addresses of such customers and prospective customers be furnished by Security Benefit or its Affiliate, or any agent or subcontractor thereof, to any other company or person (except as required by law or regulation and then only upon prior written notice to Investment Services).

        (B) CONFIDENTIALITY. Each party to this Agreement shall keep confidential the terms and provisions of this Agreement (except as otherwise required by law or regulation), the parties' respective methods of doing business, the names, addresses and other personal information relating to customers or prospective customers for the Contracts, the names, addresses and other personal information relating to Contract owners, and any other information proprietary to any party to this Agreement, and shall not reproduce, disseminate or otherwise publish the same to any person not a party to this Agreement, without the prior written approval of the other parties to this Agreement (except as required by law or regulation and then only upon prior written notice to the other party).

        (C) RETURN OF INFORMATION. Upon a party's written request to another party, such other party shall return to the requesting party any information or materials of a proprietary nature obtained by or on behalf of such other party in the course of the performance of this Agreement or any Related Agreement.

        (D) OWNERSHIP OF CONTRACT, FORMS AND OTHER MATERIALS. Any Contract forms, riders or materials developed or used by Security Benefit in connection with the relationship between Security Benefit, Investment Services, and Price Associates under this Agreement and the Related Agreements shall remain the exclusive property of Security Benefit.

        (E) GENERAL. The intent of this Section 6.2 is that no party or any Affiliate thereof shall utilize, or permit to be utilized, its knowledge of any other party or of any Affiliate thereof which is derived as a result of the relationship created through the funding and sale of the Contracts or the solicitation of sales of any product or service, except to the extent necessary by the terms of this Agreement or to further the purposes of this Agreement, or except as expressly permitted with the written consent of the other parties. This Section 6.2 shall remain operative and in full force and effect regardless of the termination of this Agreement, and shall survive any such termination.

    6.3 PUBLIC ANNOUNCEMENTS. To the extent reasonably feasible, the parties shall confer with one another prior to the issuance of any reports, statements or releases pertaining to this Agreement, the Contracts and the transactions contemplated hereby, except that a party will in any event have the right to issue any such reports, statements or releases if upon advice of its counsel such issuance is required in order to comply with the requirements of any applicable federal, state or local laws and regulations.

                                    ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

    7.1 ORGANIZATION AND GOOD STANDING. Each party hereto represents that it is a corporation duly organized, validly existing and in good standing under the laws of that jurisdiction set forth on page one of this Agreement; has all requisite corporate power to carry on its businesses as it is now being conducted and is qualified to do business in each jurisdiction in which it is required to be so qualified; and is in good standing in each jurisdiction in which such qualification is necessary under applicable law.

    7.2 AUTHORIZATION. Each party hereto represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by such party, and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

    7.3 NO CONFLICTS. Each party hereto represents that the consummation of the transactions contemplated herein, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of such party, or any indenture, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound, or violate any law, or, to the best of such party's knowledge, any order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over such party or any of its properties.

    7.4 ADMINISTRATIVE SYSTEM. Security Benefit represents and warrants to Investment Services and Price Associates that it has implemented the administrative systems and procedures necessary to issue, underwrite for insurance purposes, service and administer the Contracts and administer the Separate Accounts in accordance with the terms and provisions of this Agreement.

                                    ARTICLE 8

                          INDEMNIFICATION AND REMEDIES

    8.1 INDEMNIFICATION

        (A) INDEMNIFICATION BY SECURITY BENEFIT. In addition to any indemnification liability Security Benefit may have under any of the Related Agreements or otherwise, Security Benefit shall indemnify and hold harmless Investment Services, Price Associates, and their Affiliates and any officer, director, employee or agent of any of the foregoing, against any and all losses, liabilities, damages, claims or expenses, joint or several (including the reasonable costs of settling a claim, investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith), to which Investment Services, Price Associates and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, liabilities, damages, claims or expenses result because of a material breach by Security Benefit of any provision of this Agreement or which proximately result from any acts or omission of Security Benefit or Security Benefits's officers, directors, employees, agents (which for these purposes shall not include an Underwriter Representative or Distributor Representative as those terms are defined in the Distribution Agreement) or subcontractors that are not in accordance with this Agreement, including but not limited to any violation of any federal or state statute or regulation. Notwithstanding the above, no person shall be entitled to indemnification pursuant to this Section 8.1(a) if such loss, liability, damage, claim or expense is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

        (B) INDEMNIFICATION BY INVESTMENT SERVICES. In addition to any indemnification liability Investment Services may have under any of the Related Agreements, Investment Services shall indemnify and hold harmless Security Benefit and any Affiliate and any officer, director, employee or agent of any of the foregoing, against any and all losses, liabilities, damages, claims or expenses, joint or several (including the reasonable costs of settling a claim, investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith), to which Security Benefit and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, liabilities, damages, claims or expenses result because of a material breach by Investment Services of any provision of this Agreement, or which proximately result from any acts or omission of Investment Services's officers, directors, employees, agents or subcontractors that are not in accordance with this Agreement, including but not limited to any violation of any federal or state statute or regulation. Notwithstanding the above, no person shall be entitled to indemnification pursuant to this Section 8.1(b) if such loss, liability, damage, claim or expense is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

        (C) INDEMNIFICATION BY PRICE ASSOCIATES. Price Associates shall indemnify and hold harmless Security Benefit and any Affiliate and any officer, director, employee or agent of any of the foregoing, against any and all losses, liabilities, damages, claims or expenses, joint or several (including the reasonable costs of settling a claim, investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith), to which Security Benefit and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, liabilities, damages, claims or expenses result because of the material breach by Price Associates of any provision of this Agreement, including but not limited to any violation of any federal or state statute or regulation. Further, Price Associates shall indemnify Security Benefit under this Agreement and the Related Agreements to the extent that its Affiliates are unable to fulfill their indemnification obligations under this Agreement or any Related Agreements. Notwithstanding the above, no person shall be entitled to indemnification pursuant to this Section 8.1(c) if such loss, liability, damage, claim or expense is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

        (D) GENERAL. After receipt by a party entitled to indemnification ("indemnified party") under this Section 8.1 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 8.1 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party; provided that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Section 8.1 except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. The indemnifying party shall be entitled to participate, at its own expense, in the defense, or, if the indemnifying party so elects, to assume the defense of any suit brought to enforce any such claim, but, if the indemnifying party elects to assume the defense, such defense shall be conducted by legal counsel chosen by the indemnifying party and satisfactory to the indemnified party, to its Affiliates and any officer, director, employee or agent of any of the foregoing, in the suit. In the event that the indemnifying party elects to assume the defense of any such suit and retain such legal counsel, the indemnified party, its Affiliates and any officer, director, employee or agent of any of the foregoing in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the indemnifying party does not elect to assume the defense of any such suit, the indemnifying party will reimburse the indemnified party, such Affiliates, officers, directors, employees or agents in such suit for the reasonable fees and expenses of any legal counsel retained by them.

        (E) SUCCESSORS. A successor by law of Investment Services, Price Associates, or Security Benefit, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 8.1.

    8.2 RIGHTS, REMEDIES, ETC. ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of a party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

    8.3 INTERPRETATION, JURISDICTION, ETC. This Agreement, together with the Related Agreements, constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by a party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of Maryland without giving effect to principles of conflict of laws. This Section 8.3 shall not be construed to deny Security Benefit, or an Affiliate thereof, of any rights to which it is entitled as an owner of shares of the Fund.

    8.4 SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced only to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

                                   ARTICLE 9

                              TERM AND TERMINATION

    9.1 TERMINATION. This Agreement shall terminate of its own accord when all Contracts issued pursuant to this Agreement and the Related Agreements are no longer outstanding and no owner, annuitant, or beneficiary thereof is receiving any annuity benefits from Security Benefit, or after five years from the Effective Date may be terminated by any party upon six months written notice to the other parties. Upon termination of this Agreement, Articles 3, 6 and 8 shall nevertheless survive and continue in full force and effect.

    9.2 CHANGES RELATING TO SECURITY BENEFIT. Upon the occurrence of any of the following events, Investment Services shall have the right, in its sole discretion, to make arrangements for an exchange of all or a portion of the Contracts then outstanding, into insurance contracts issued by another insurance carrier mutually acceptable to the parties, and, upon being notified of Investment Services' exercise of such right, Security Benefit shall cooperate in effecting transactions entitled by such exchange in an expeditious manner, it being understood that Security Benefit may structure the exchange as a reinsurance or similar transaction, and that Security Benefit shall be entitled to reasonable compensation from such insurance carrier in connection with such transaction:

        (a) Security Benefit shall have become insolvent or its surplus shall have become impaired as such terms are defined under applicable insurance law of Security Benefit's state of domicile;

        (b) the A.M. Best & Co. rating of Security Benefit is not "A" (or if such rating organization changes its rating system after the Effective Date, an equivalent rating) or better;

        (c) the Standard & Poor's claims paying ability rating of Security Benefit is not "A-" (or if such rating organization changes its rating system after the Effective Date, an equivalent rating) or better;

        (d) Investment Services determines that Security Benefit is in material breach of any provision of this Agreement or of any Related Agreement, unless such breach has been cured within ten (10) days after receipt of notice of such breach;

        (e) in Investment Services' good faith judgment, there is an event, occurrence or circumstance (including the enactment of federal or state legislation, court decision, a change in circumstances which makes the Contracts or insurance contracts of that type (E.G., annuity contracts or life insurance policies) an ---- unsuitable investment for prospective customers of Investment Services, or any event, occurrence or circumstance which results or is likely to result in material adverse publicity to any party to this Agreement or an Affiliate thereof) which substantially and materially undermines the distribution or servicing of the Contracts or the reputation and goodwill of any party to this Agreement;

        (f) an assignment or transfer of this Agreement by Security Benefit that does not comply with the provisions of Section 9.4 of this Agreement;

    9.3 CHANGES RELATING TO INVESTMENT SERVICES. Security Benefit shall have the right, in its sole discretion, to make changes in the Contracts, including causing a substitution of a Fund or Fund Series, upon the occurrence or determination of any of the following events:

        (a) Investment Services, Price Associates, or an Affiliate thereof files a voluntary petition in bankruptcy or for reorganization or shall be the subject of an involuntary petition in bankruptcy for liquidation or reorganization;

        (b) Investment Services, Price Associates, or an Affiliate thereof has a receiver, liquidator or trustee appointed over its affairs;

        (c) Security Benefit determines that Investment Services or Price Associates is in material breach of any provision of this Agreement or of any Related Agreement, unless such breach is cured with ten
            (10) days after receipt of notice of such breach;

        (d) an assignment or transfer of this Agreement by Investment Services or Price Associates that does not comply with the provisions of
            Section 9.4 of this Agreement; or

        (e) in Security Benefit's good faith judgment, there is an event, occurrence or circumstance (including the enactment of federal or state legislation, court decision, a change in circumstances which makes the Contracts or insurance contracts of that type (E.G., annuity contracts or life insurance policies) an unsuitable investment for prospective customers of Security Benefit, or any event, occurrence or circumstance which results or is likely to result in material adverse publicity to any party to this Agreement or an Affiliate thereof) which substantially and materially undermines the distribution or servicing of the Contracts or the reputation and goodwill of any party to this Agreement.

    9.4 ASSIGNMENT AND TRANSFER. This Agreement may not be assigned or transferred by any party without the prior written consent of the other party hereto.

                                   ARTICLE 10

                               GENERAL PROVISIONS

    10.1 NOTICE, CONSENT AND REQUEST. Any notice, consent or request required or permitted to be given by a party to any other party shall be deemed sufficient if sent by facsimile transmission followed by Federal Express or other overnight carrier, or if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following addresses (or at such other address for a party as shall be specified by like notice);

              if to Security Benefit, to:

                   First Security Benefit Life Insurance and Annuity
                    Company of New York
                   Attn: Peg Avey
                   70 West Red Oak Lane, Fourth Floor
                   White Plains, New York  10604

              copy to:

                   Security Benefit Life Insurance Company
                   Attn:  Amy J. Lee, Esq.
                   700 Harrison Street
                   Topeka, Kansas  66636

              if to Investment Services, to:

                   T. Rowe Price Investment Services, Inc.
                   Attn:  Henry H. Hopkins, Esq.
                   100 East Pratt Street
                   Baltimore, Maryland  21202

              if to Price Associates, to:

                   T. Rowe Price Associates, Inc.
                   Attn:  Henry H. Hopkins, Esq.
                   100 East Pratt Street
                   Baltimore, Maryland  21202

    10.2 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

    10.3   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which taken together shall be deemed to be one and the same instrument.

    10.4 AMENDMENT. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

    IN WITNESS WHEREOF, the parties hereto have each duly executed this Agreement as of the day and year first above written.

                                        FIRST SECURITY BENEFIT LIFE INSURANCE
                                        AND ANNUITY COMPANY OF NEW YORK

                                        By its authorized officer

                                        BY:
                                           ---------------------------------
                                           Roger K. Viola

                                        Title:  SECRETARY

                                        Date:   MAY 1, 1998


                                        T. ROWE PRICE INVESTMENT SERVICES, INC.

                                        By its authorized officer

                                        BY:
                                           --------------------------------
                                           Darrell N. Braman

                                        Title: VICE PRESIDENT

                                        Date: MAY 1, 1998


                                        T. ROWE PRICE ASSOCIATES, INC.

                                        By its authorized officer

                                        BY:
                                           -------------------------------
                                           Joseph P. Healy

                                        Title: VICE PRESIDENT

                                        Date: MAY 1, 1998

                                   SCHEDULE 1

                              CLASSES OF CONTRACTS

                         SUPPORTED BY SEPARATE ACCOUNTS

                              LISTED ON SCHEDULE 3

Effective as of the Effective Date, the following classes of Contracts are subject to the Agreement:

--------------------------------------------------------------------------------
 Policy                  SEC 1933 Act          Name of           Annuity
Marketing                Registration        Supporting          or Life
  Name                       Number            Account
--------------------------------------------------------------------------------
T. Rowe Price
No-Load                   33-83240        T. Rowe Price          Annuity
Variable Annuity                          Variable Account
                                          of Security Benefit

--------------------------------------------------------------------------------
Effective as of May 1, 1998, the following classes of Contracts are hereby added to this Schedule 1 and made subject to the Agreement:

--------------------------------------------------------------------------------
 Policy                  SEC 1933 Act          Name of           Annuity
Marketing                Registration        Supporting          or Life
 Name                       Number            Account
--------------------------------------------------------------------------------
T. Rowe Price
No-Load Immediate          33-83240        T. Rowe Price          Annuity
Variable Annuity                          Variable Account
                                          of Security Benefit
--------------------------------------------------------------------------------

IN WITNESS WHEREOF, Investment Services, Price Associates, and Security Benefit hereby amend this Schedule 1 in accordance with Article II of the Agreement.

ROGER K. VIOLA                          DARRELL N. BRAMAN
----------------------                  -------------------------
Security Benefit                        Investment Services


JOSEPH P. HEALY
----------------------
Price Associates

                                   SCHEDULE 2

                              FUNDS AVAILABLE UNDER
                             EACH CLASS OF CONTRACTS

Effective as of the Effective Date and January 2, 1997, the following Funds are available under the Contracts:

--------------------------------------------------------------------------------
Contracts Marketing Name      Fund                      Fund Series
--------------------------------------------------------------------------------
T. Rowe Price No-Load      T. Rowe Price           Equity Income Portfolio
 Variable Annuity          Equity Series, Inc.     New America Growth Portfolio
                                                   T. Rowe Price Personal
                                                   Strategy Balanced Portfolio
                                                   T. Rowe Price Mid-Cap Growth
                                                   Portfolio
--------------------------------------------------------------------------------
                           T. Rowe Price           International Stock Portfolio
                           International
                           Series, Inc.
--------------------------------------------------------------------------------
                           T. Rowe Price           Limited-Term Bond Portfolio
                           Fixed Income            T. Rowe Price Prime
                           Series,Inc.             Reserve Portfolio
--------------------------------------------------------------------------------

Effective as of May 1, 1998, this Schedule 2 is hereby amended to reflect the following changes in Fund or Fund Series available under the Contracts:

--------------------------------------------------------------------------------
Contracts Marketing Name      Fund                      Fund Series
--------------------------------------------------------------------------------
T. Rowe Price No-Load      T. Rowe Price           Equity Income Portfolio
 Immediate Variable        Equity Series, Inc.     New America Growth Portfolio
 Annuity                                           T. Rowe Price Personal
                                                   Strategy Balanced Portfolio
                                                   T. Rowe Price Mid-Cap Growth
                                                   Portfolio
--------------------------------------------------------------------------------
                           T. Rowe Price           International Stock Portfolio
                           International
                           Series, Inc.
--------------------------------------------------------------------------------
                           T. Rowe Price           Limited-Term Bond Portfolio
                           Fixed Income            T. Rowe Price Prime
                           Series,Inc.             Reserve Portfolio
--------------------------------------------------------------------------------

IN WITNESS WHEREOF, Investment Services, Price Associates and Security Benefit hereby amend this Schedule 2 in accordance with Article II of the Agreement.

ROGER K. VIOLA                          DARRELL N. BRAMAN
----------------------                  -------------------------
Security Benefit                        Investment Services


JOSEPH P. HEALY
----------------------
Price Associates

                                   SCHEDULE 3

                    SEPARATE ACCOUNTS OF THE SECURITY BENEFIT

                       COMPANIES SUPPORTING THE CONTRACTS

Effective as of the Effective Date, the following separate account and subaccounts are subject to the Agreement:

--------------------------------------------------------------------------------
Name of Separate     Date Established           SEC 1940 Act    Type of Product
Account and          by Board of Directors      Registration    Supported by
Subaccounts          of the Company             Number          Account
--------------------------------------------------------------------------------
T. Rowe Price        November 11, 1994          811-8726        Variable Annuity
Variable Annuity
Account of
Security Benefit

*  Equity Income
   Subaccount

*  International
   Stock
   Subaccount

*  Limited-Term
   Bond
   Subaccount

*  New America
   Growth
   Subaccount

*  Personal
   Strategy
   Balanced
   Subaccount
--------------------------------------------------------------------------------

Effective as of January 2, 1997, the following separate accounts and/or subaccounts are hereby added to this Schedule 3 and made subject to the
Agreement:

--------------------------------------------------------------------------------
Name of Separate     Date Established           SEC 1940 Act    Type of Product
Account and          by Board of Directors      Registration    Supported by
Subaccounts          of the Company             Number          Account
--------------------------------------------------------------------------------
Prime Reserve        Not applicable             811-8726        Variable Annuity
Subaccount

Mid-Cap Growth
Subaccount
--------------------------------------------------------------------------------

IN WITNESS WHEREOF, Security Benefit, Investment Services, and Price Associates hereby amend this Schedule 3 in accordance with Article II of the Agreement.

ROGER K. VIOLA                          DARRELL N. BRAMAN
----------------------                  -------------------------
Security Benefit                        Investment Services


JOSEPH P. HEALY
----------------------
Price Associates

                                   SCHEDULE 4

                    BROKERAGE FIRMS AND MUTUAL FUNDS SPONSORS

American Century
Dreyfus
Fidelity
First Trust
Harbor Capital
Heine Security
Invesco
Jack White
Janus
Neuberger & Berman
Schwab
Scudder
Steinroe
Strong
Vanguard

                                   SCHEDULE 5

                             CONTRACT SPECIFICATIONS

   IN WITNESS WHEREOF, Investment Services, Price Associates and Security Benefit hereby approve the attached Contract Specifications in accordance with
Article 2 of the Agreement.

ROGER K. VIOLA                          DARRELL N. BRAMAN
----------------------                  -------------------------
Security Benefit                        Investment Services


JOSEPH P. HEALY
----------------------
Price Associates

                                   SCHEDULE 6

                       INTEREST RATE CREDITING PROCEDURES

    Security Benefit's and Investment Services' assumptions are based fundamentally on the premise that the fixed account would not likely be viewed as a long term investment vehicle, but rather as a temporary holding portfolio during market swings or to take advantage of dollar cost averaging investment techniques. Accordingly, Security Benefit assumed only 10% of all contributions made to the Annuity would be allocated to the fixed account. Other assumptions were made as to how long the assets would stay in the fixed account and the rate of new sales. The overall conclusion from the tests suggests that investments made for the fixed account should be in bonds with durations of two to three years to match the estimated net asset flows.

    Another significant issue discussed was the anticipated asset size of the fixed account. With current sales projections for 1995, 1996, and 1997, and only 10% assumed to be invested in the fixed account, it is not deemed to be practical for Security Benefit to segregate a portfolio of this size.

    However, if a segregated portfolio is not maintained by Security Benefit, the methodology of establishing the monthly crediting rate becomes an issue. In discussing this matter with Investment Services, Security Benefit concluded that an acceptable approach in setting the periodic rate would be to start with the yield on 2 1/2 year duration Treasury notes [(2 yr. T-Note + 3 yr. T-Note)/2], add 60 basis points for anticipated credit spread and then deduct an agreed upon pricing spread of 145 basis points. The resulting rate will be compared to direct market competitor rates and one year CD's and may be adjusted. Security Benefit believes that once the fixed account reaches approximately $200 million, it will then consider actually segregating a portfolio if it is deemed beneficial to the contract.

    After a period of one year, Security Benefit and Investment Services will revisit the scenario testing based upon actual experience. Security Benefit and Investment Services will revisit the scenario testing sooner if market conditions warrant. Such experience will then be used to adjust asset movement assumptions if necessary.

                                   SCHEDULE 7

                                 OTHER EXPENSES

    (1) Security Benefit shall pay the costs of printing and mailing the Separate Account Financial Statement; provided, however, that Security Benefit may make reasonable inquiry regarding the feasibility of including such Financial Statement in any mailing to all Contract owners made by Investment Services, and Investment Services may determine in its sole judgment to include such Separate Account Financial Statement in such mailing with no charge to Security Benefit for mailing expenses unless the parties otherwise agree; and

    (2) Security Benefit shall pay to Investment Services by each February 28, the estimated cost of printing and mailing the Annual Statement of Account to Contract owners based upon the number of Contract owners and the cost of preparing Security Benefit's normal statement; provided, however, that Investment Services shall be responsible for printing and mailing such Annual Statement of Account to Contract owners.

                                    EXHIBIT A

                         AGENT AND ADMINISTRATION MANUAL

1   T. Rowe Price and Security Benefit Relationship
*   Who is SBG?
*   Who is T. Rowe Price?
*   SBG and TRP Relationship

2   What is an Annuity?
*   Annuity Basics
*   Fixed and Variable Annuities
*   Immediate vs. Deferred Annuities
*   Accumulation and Annuitization Period
*   Single and Periodic Premiums

3   General Provisions of the Contracts
*   Free Look Period/Exchanges
*   Dollar Cost Averaging/Asset Rebalancing
*   Purchase Payments
*   Ownership, Annuitant, and Beneficiary

4   Investment Options
*   New America Growth
*   International Stock and Equity Income
*   Personal Strategy Balanced
*   Limited Term Bond
*   Fixed Interest Account

5   Benefits
*   Death Benefit Amount and Distribution
*   Periodic Withdrawal
*   Systematic Withdrawal

6   Annuity Payout Options
*   Dates
*   Life Option (1)
*   Life Annuity with Periodic Certain (2)
*   Unity Refund Annuity (3)/Joint and Survivor Annuity (4)
*   Payments for Fixed Period (5)/Payments for Fixed Amount (6)
*   Age Recalculation

7   Screens

*   User Identification/Client/Alpha Screen
*   Values Information/Fixed Interest Account/ACT
*   Services/Contract Names and Addresses/Transaction History
*   Purchases/Exchanges/Notes
*   Forms/DMS/Escheatment

8   Miscellaneous

*   Confirmations/Statements of Accounts
*   Application Check List
*   Letters
*   Checks
*   Addresses and Writing Instructions
*   Processing Questions

9   Administrative Procedures
*   Document Handling Procedures
*   New Application Procedure-CC Batch Entry Procedures
*   New Application Procedure-AA
*   Application Approval List
*   1035 Exchanges and Procedures
*   DMS Indexing-Records Management

10  Administrative Screen Procedures
*   Inquiry
*   New Business
*   Financial
*   Service
*   Communications
*   Screen Navigation

                                    EXHIBIT B

                          SERVICE AND QUALITY STANDARDS

    Investment Services and Security Benefit both recognize the importance of providing accurate and timely service to Variable Annuity Contract owners. The parties, therefore, agree to measure and monitor performance to service standards and processing quality, and to report results to each on a quarterly basis. Investment Services and Security Benefit will meet on an annual basis to review service levels and if necessary, establish an action plan for improving performance levels.

1.  SALES/NEW CONTRACTS

    Security Benefit will:

    1. Incoming calls from Investment Services representatives -- Security Benefit will have a group of representatives adequate in number to answer incoming calls from Investment Services representatives between the hours of 9 a.m. - 6 p.m. EST each day the New York Stock Exchange is open. If Security Benefit representatives are unavailable, the Investment Services representative will leave a message. The Investment Services representative should be called back within four hours, provided that calls received by Security Benefit after 2 p.m. EST may be returned within the first hour of the next business day. As needed, Security Benefit representatives will be available for conference calls with Investment Services representatives and potential Contract owners for complex issues.

    2. Contract Establishment -- New contracts will be established on the day of application receipt, unless the application is not in good order. Security Benefit will notify Investment Services weekly with the number of applications being held (number of days and reason) for further information from the applicant. The contract and welcome letter will be issued within 2 days of contract establishment.

    3. Confirmation Statements -- Security Benefit will send the Contract owners a confirmation statement the business day after the contract is established. For one-time transaction events (does not include automatic transactions), Security Benefit will send the confirmation the next business day.

    4. Security Benefit will provide a weekly status report (see attached example #1) for Investment Services.

    Investment Services will:

    1. Sales Calls -- Investment Services will answer all telephone sales inquiries within the following timeframes:

         *    80% of the calls will be answered within 10-20 seconds
         *    The abandonment rate will not exceed  5%
         * If assistance from an Investment Services Representative is necessary, and a message is taken, the call will be returned the same day, or if the message was received late in the day, the following business morning.

    2. Fulfillment Kit -- Investment Services will mail the fulfillment kit the business day after receiving the fulfillment request.

2.  ADMINISTRATION AND OPERATION SERVICE STANDARDS

    Security Benefit will:

    1. Written Transaction Requests -- Security Benefit will process written requests for transactions on the day of receipt (if a business day). Investment Services is to be notified of the quantity of requests held for further information from the contractholder.

    2. Contract Maintenance Requests -- Security Benefit will process contractholder maintenance (i.e., services options) requests and Investment Services generated requests within two(2) business days of receipt.

    3. Correspondence -- If Security Benefit rejects a Contract owner transaction request, Security Benefit will send a letter to the Contract owner by the next business day. If a maintenance request is rejected, Security Benefit will send a letter to the Contract owner by the next business day. If Security Benefit rejects an Investment Services generated transaction or maintenance request, Security Benefit will notify the Investment Services representative on the day of receipt of the request for Investment Services action. All non-system generated correspondence will be noted on the Security Benefit Software in the Notes screen of the Contract owner's records.

    4. Adjustment Requests -- If a contract's records require adjustment, Investment Services will notify Security Benefit in writing. Adjustment requests will be processed by Security Benefit on the day of receipt if received by 1:00 pm EST (after 1:00 p.m. EST will be completed by end of next business day). Security Benefit will notify Investment Services of any outstanding adjustment requests weekly . Security Benefit to provide monthly summary of adjustments processed.

    5. Regulatory Changes -- Security Benefit will take timely action to comply with legislation and/or regulations which result in changes to the administration of the Variable Annuity Plan.

    Investment Services will:

    1. Service Calls - Investment Services will answer all telephone service calls within the following timeframes:

         *    80% of the calls will be answered within 20 seconds
         *    The abandonment rate will not exceed 5%
         * If assistance from an Investment Services Representative is necessary, and a message is taken, the call will be returned the same day, or if the message was received late in the day, the following business morning.

    2. All financial transactions received via telephone in good order by 4:00 p.m. EST will be processed the same day.

    3. All maintenance will be processed within two (2) business days following receipt. Research requests will be completed within 3 business days. If not completed by the third day, the request will be forwarded to an Investment Services Supervisor for follow-up with Security Benefit.

    4. Correspondence -- Any correspondence requests handled by Investment Services will be answered within 3 business days of the requests. Investment Services will note the correspondence on the Security Benefit Software in the Notes screen of the contractholder's records.

3.  QUALITY TARGET GOALS

    Both Security Benefit and Investment Services will maintain the following quality target goals:

                   FUNCTION                                   GOAL (%)



           Contract Set-up                       98
           Correspondence Rating Accuracy        98
           Contract Maintenance Accuracy         98
            Financial Transactions               99

                                    EXHIBIT C

                               BIGHORN SHEEP LOGO